Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                                                                          Contact:                      Lisa M. O’Neill
                                                                                                                                                   Executive Vice President and Chief Financial Officer
                                                                                                                                                   (574) 267-9125
                                                                                                                                                   lisa.oneill@lakecitybank.com

Lakeland Second Quarter Financial
Performance Driven by Strong Loan Growth

Dividend Increased 17%

Warsaw, Indiana (July 24, 2015) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported net income of $22.5 million for the six months ended June 30, 2015 versus $21.2 million for the comparable period of 2014, an increase of 6%. Diluted net income per common share also increased 6% to $1.34 for the six months ended June 30, 2015 versus $1.27 for the comparable period of 2014.

The company further reported net income of $11.4 million for the second quarter of 2015, an increase of 1% versus $11.3 million for the second quarter of 2014. Diluted net income per common share was $0.68 for the second quarters of 2015 and 2014. On a quarter-linked basis net income increased by 2% or $244,000 from $11.1 million for the first quarter ended March 31, 2015.

As previously announced, the board of directors approved a cash dividend for the second quarter of $0.245 per share, payable on August 5, 2015, to shareholders of record as of July 25, 2015. The quarterly dividend represents a 17% increase over the $0.21 quarterly dividends paid in the last three quarters of 2014 and in the first quarter of 2015.

“This significant dividend increase reflects both our healthy performance for the first six months of 2015 and the consistency of our long-term earnings strength. Further, it reaffirms the overall strength of our balance sheet as we continue to maintain very strong capital levels,” commented David M. Findlay, President and Chief Executive Officer.

Findlay further commented, “With loan growth of $121 million in the quarter, we again demonstrated that we are doing an excellent job in our Indiana markets of driving economic expansion and profitably growing our balance sheet. We are particularly pleased to report that loan growth was again spread throughout the bank’s markets. It’s a further affirmation that our client-focused commercial banking strategy is working.”

Return on average total equity for the first six months of 2015 was 12.25% compared to 12.85% in the prior year period. Return on average assets for the first six months of 2015 was 1.30% compared to 1.32% in the same period of 2014. The company’s tangible common equity to tangible assets ratio was 10.44% at June 30, 2015, compared to 9.96% at June 30, 2014 and 10.58% at March 31, 2015.

Average total loans for the second quarter of 2015 were $2.85 billion, an increase of $206.7 million, or 8% versus $2.65 billion for the comparable period in 2014. Total loans outstanding grew $220.1 million, or 8%, from $2.67 billion as of June 30, 2014 to $2.89 billion as of June 30, 2015. On a linked quarter basis, average total loans increased $97.5 million, or 4%, from $2.75 billion for the first quarter of 2015 to $2.85 billion for the second quarter of 2015.

Average total deposits for the second quarter of 2015 were $3.07 billion, an increase of $278.3 million, or 10%, versus $2.79 billion for the corresponding period of 2014. Total deposits grew $192.4 million, or 7%, from $2.83 billion as of June 30, 2014 to $3.02 billion as of June 30, 2015. Importantly, total core deposits increased $213.0 million, or 8% from $2.69 billion at June 30, 2014 to $2.90 billion at June 30, 2015. On a linked quarter basis, average total deposits increased $129.3 million, or 4%, from $2.94 billion for the first quarter of 2015 to $3.07 billion for the second quarter of 2015.

The company’s net interest margin was 3.18% in the second quarter of 2015, compared to  3.34% for the second quarter of 2014. Net interest margin was 3.27% in the linked first quarter of 2015. Net interest margin for the six months ended June 30, 2015 was 3.23% compared to 3.35% in the prior year six month period.  The decline in net interest margin during the three month and six month periods ended June 30, 2015 was largely driven by competitive factors in the company’s markets, including more aggressive pricing of new loan opportunities as well as a slightly higher cost of funds. Net interest income increased $510,000, or 2%, to $26.1 million for the second quarter of 2015, versus $25.6 million in the second quarter of 2014. Net interest income for the six months ended June 30, 2015 increased $1.5 million, or 3%, to $51.8 million, versus $50.2 million for the six months ended June 30, 2014.

“The prolonged low interest rate environment continues to have an impact on our net interest margin and we continue to manage through this unprecedented period of low interest rates. While the margin decline has been significant, our overall growth mitigates that impact,” Findlay said.

For the tenth consecutive quarter, the company did not record a provision for loan losses. The absence of a provision for loan losses was generally driven by continued stabilization and improvement in key loan quality metrics, including appropriate reserve coverage of nonperforming loans, continuing signs of stabilization of the economic conditions of the company’s markets and sustained signs of improvement in its borrowers’ performance and future prospects. The company’s allowance for loan losses as of June 30, 2015 was $44.8 million compared to $45.6 million as of June 30, 2014 and $45.7 million as of March 31, 2015. The allowance for loan losses represented 1.55% of total loans as of June 30, 2015 versus 1.71% at June 30, 2014 and 1.65% as of March 31, 2015. The allowance for loan losses as a percentage of nonperforming loans was 312% as of June 30, 2015, versus 324% as of June 30, 2014, and 293% as of March 31, 2015.

Nonperforming assets decreased $605,000, or 4%, to $14.6 million as of June 30, 2015 versus $15.2 million as of June 30, 2014. On a linked quarter basis, nonperforming assets were $1.5 million, or 9%, lower than the $16.1 million reported as of March 31, 2015. The decrease in nonperforming assets during the second quarter of 2015 primarily resulted from charge-offs taken and payments received on impaired loans. The ratio of nonperforming assets to total assets at June 30, 2015, was 0.41% versus 0.45% at June 30, 2014 and 0.46% at March 31, 2015. Net charge-offs to average loans were 0.12% for the second quarter of 2015 compared to 0.08% for the second quarter of 2014 and 0.09% for the first quarter of 2015. Net charge-offs totaled $861,000 in the second quarter of 2015 versus net charge-offs of $532,000 during the second quarter of 2014 and net charge-offs of $585,000 during the linked first quarter of 2015.

The company’s noninterest income increased 2% to $7.7 million for the second quarter of 2015 versus $7.6 million for the second quarter of 2014.  Noninterest income increased 3% to $15.5 million in the six months ended June 30, 2015 versus $15.0 million in the comparable period of 2014.  Noninterest income was positively impacted by increases in mortgage banking income due to higher production volumes, as well as increases in service charges on deposit accounts, wealth advisory fees and loan, insurance and service fees. Offsetting these increases was a decrease in investment brokerage fees driven by lower production volumes.

The company’s noninterest expense increased by 4% to $16.7 million in the second quarter of 2015 compared to $16.1 million in the second quarter of 2014. On a linked quarter basis, noninterest expense decreased by $160,000 from $16.9 million in the first quarter of 2015. Data processing fees increased by $445,000 due to technology related expenditures with the company’s core processor and other technology-based providers to enhance the delivery of electronic banking alternatives and improve commercial product solutions. Equipment costs increased due to higher depreciation expense. Salaries and employee benefits decreased by $287,000 in the first six months of 2015 versus the same period of 2014. The decrease in salary and employee benefits was driven by lower employee benefit costs and lower commissions paid on investment brokerage fees. Professional fees decreased by $119,000 in the first six months of 2015, driven by lower legal fees. The company's efficiency ratio was 50% for the second quarter of 2015, compared to 49% for the second quarter of 2014 and 50% for the linked first quarter of 2015.

“Overall, we are pleased to report growth in revenue, stable and strong asset quality and controlled expenses. Further, we continue to invest in our business through our upcoming office additions in Fort Wayne and Indianapolis and with significant investment in technology-based solutions for our commercial and retail customers,” concluded Findlay.

Lakeland Financial Corporation is a $3.6 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank, its single bank subsidiary, is the fourth largest bank in the state, and the largest bank 100% invested in Indiana. Lake City Bank operates 46 offices in Northern and Central Indiana, delivering technology driven and client-centric financial services solutions to individuals and businesses.

Information regarding Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at www.lakecitybank.com. The company’s common stock is traded on the Nasdaq Global Select Market under “LKFN.” In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this earnings release contains certain non-GAAP financial measures. Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding the company’s financial performance.  Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible common equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events. Additional information concerning the company and its business, including factors that could materially affect the company’s financial results, is included in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K.

LAKELAND FINANCIAL CORPORATION
SECOND QUARTER 2015 FINANCIAL HIGHLIGHTS
	Three Months Ended			Six Months Ended
(Unaudited – Dollars in thousands except Share and Per Share Data)	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30	Jun. 30,
END OF PERIOD BALANCES	2015	2015	2014	2015	2014
Assets	$3,572,106	$3,477,654	$3,419,111	$3,572,106	$3,419,111
Deposits	3,020,151	2,994,239	2,827,745	3,020,151	2,827,745
Brokered Deposits	120,861	124,176	141,420	120,861	141,420
Core Deposits	2,899,290	2,870,063	2,686,325	2,899,290	2,686,325
Loans	2,893,462	2,772,213	2,673,327	2,893,462	2,673,327
Allowance for Loan Losses	44,816	45,677	45,605	44,816	45,605
Total Equity	375,764	370,839	343,575	375,764	343,575
Tangible Common Equity	372,588	367,659	340,382	372,588	340,382
AVERAGE BALANCES
Total Assets	$3,552,029	$3,441,078	$3,319,795	$3,496,860	$3,253,830
Earning Assets	3,342,275	3,246,722	3,129,928	3,294,762	3,075,984
Investments	475,803	477,245	474,561	476,520	473,876
Loans	2,852,382	2,754,847	2,645,673	2,803,884	2,592,443
Total Deposits	3,066,483	2,937,172	2,788,142	3,002,184	2,715,754
Interest Bearing Deposits	2,488,227	2,381,187	2,312,748	2,435,003	2,246,193
Interest Bearing Liabilities	2,581,664	2,499,877	2,491,332	2,540,996	2,436,269
Total Equity	374,339	366,692	337,919	370,536	333,016
INCOME STATEMENT DATA
Net Interest Income	$26,064	$25,700	$25,554	$51,764	$50,234
Net Interest Income-Fully Tax Equivalent	26,559	26,186	26,038	52,745	51,194
Provision for Loan Losses	0	0	0	0	0
Noninterest Income	7,713	7,795	7,592	15,508	15,019
Noninterest Expense	16,741	16,901	16,084	33,642	32,874
Net Income	11,380	11,136	11,312	22,516	21,224
PER SHARE DATA
Basic Net Income Per Common Share	$0.69	$0.67	$0.68	$1.36	$1.28
Diluted Net Income Per Common Share	0.68	0.66	0.68	1.34	1.27
Cash Dividends Declared Per Common Share	0.245	0.21	0.21	0.455	0.40
Dividend Payout	36.03%	31.82%	30.88%	33.96%	31.50%
Book Value Per Common Share (equity per share issued)	22.61	22.32	20.77	22.61	20.77
Tangible Book Value Per Common Share	22.42	22.13	20.58	22.42	20.58
Market Value – High	44.27	43.83	41.26	44.27	41.46
Market Value – Low	38.71	37.42	34.96	37.42	34.96
Basic Weighted Average Common Shares Outstanding	16,611,974	16,590,285	16,536,112	16,601,189	16,524,079
Diluted Weighted Average Common Shares Outstanding	16,820,052	16,789,497	16,739,069	16,795,907	16,729,479
KEY RATIOS
Return on Average Assets	1.29%	1.31%	1.37%	1.30%	1.32%
Return on Average Total Equity	12.19	12.32	13.43	12.25	12.85
Average Equity to Average Assets	10.54	10.66	10.18	10.60	10.23
Net Interest Margin	3.18	3.27	3.34	3.23	3.35
Efficiency (Noninterest Expense / Net Interest Income plus Noninterest Income)	49.57	50.46	48.53	50.01	50.38
Tier 1 Leverage	11.22	11.35	11.01	11.22	11.01
Tier 1 Risk-Based Capital	12.58	12.83	12.86	12.58	12.86
Common Equity Tier 1 (CET1)	11.63	11.84	NA	11.63	NA
Total Capital	13.83	14.09	14.12	13.83	14.12
Tangible Capital	10.44	10.58	9.96	10.44	9.96
ASSET QUALITY
Loans Past Due 30 - 89 Days	$4,580	$1,091	$3,042	$4,580	$3,042
Loans Past Due 90 Days or More	284	88	4	284	4
Non-accrual Loans	14,089	15,520	14,071	14,089	14,071
Nonperforming Loans (includes nonperforming TDR's)	14,373	15,608	14,075	14,373	14,075
Other Real Estate Owned	231	473	1,136	231	1,136
Other Nonperforming Assets	7	31	5	7	5
Total Nonperforming Assets	14,611	16,112	15,216	14,611	15,216
Performing Troubled Debt Restructurings	7,606	13,014	15,607	7,606	15,607
Nonperforming Troubled Debt Restructurings (included in nonperforming loans)	11,176	11,973	10,349	11,176	10,349
Total Troubled Debt Restructurings	18,783	24,987	25,956	18,783	25,956
Impaired Loans	22,328	30,154	32,049	22,328	32,049
Non-Impaired Watch List Loans	130,735	136,119	120,690	130,735	120,690
Total Impaired and Watch List Loans	153,063	166,273	152,739	153,063	152,739
Gross Charge Offs	995	708	655	1,703	3,406
Recoveries	134	123	123	257	214
Net Charge Offs/(Recoveries)	861	585	532	1,446	3,191
Net Charge Offs/(Recoveries) to Average Loans	0.12%	0.09%	0.08%	0.10%	0.25%
Loan Loss Reserve to Loans	1.55%	1.65%	1.71%	1.55%	1.71%
Loan Loss Reserve to Nonperforming Loans	311.80%	292.64%	323.99%	311.80%	323.99%
Loan Loss Reserve to Nonperforming Loans and Performing TDR's	203.90%	159.58%	153.01%	203.90%	153.01%
Nonperforming Loans to Loans	0.50%	0.56%	0.53%	0.50%	0.53%
Nonperforming Assets to Assets	0.41%	0.46%	0.45%	0.41%	0.45%
Total Impaired and Watch List Loans to Total Loans	5.29%	6.00%	5.72%	5.29%	5.72%
OTHER DATA
Full Time Equivalent Employees	514	503	502	514	502
Offices	46	46	46	46	46

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
June 30, 2015 and December 31, 2014
(in thousands, except share data)

	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Cash and due from banks	$ 77,567	$ 75,381
Short-term investments	11,913	15,257
Total cash and cash equivalents	89,480	90,638

Securities available for sale (carried at fair value)	470,383	475,911
Real estate mortgage loans held for sale	3,405	1,585

Loans, net of allowance for loan losses of $44,816 and $46,262	2,848,646	2,716,058

Land, premises and equipment, net	43,376	41,983
Bank owned life insurance	67,434	66,612
Federal Reserve and Federal Home Loan Bank stock	7,668	9,413
Accrued interest receivable	9,360	8,662
Goodwill	4,970	4,970
Other assets	27,384	27,452
Total assets	$ 3,572,106	$ 3,443,284

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Noninterest bearing deposits	$ 602,898	$ 579,495
Interest bearing deposits	2,417,253	2,293,625
Total deposits	3,020,151	2,873,120

Short-term borrowings
Federal funds purchased	0	500
Securities sold under agreements to repurchase	51,615	54,907
Other short-term borrowings	75,000	105,000
Total short-term borrowings	126,615	160,407

Long-term borrowings	34	35
Subordinated debentures	30,928	30,928
Accrued interest payable	3,921	2,946
Other liabilities	14,693	14,463
Total liabilities	3,196,342	3,081,899

STOCKHOLDERS' EQUITY
Common stock: 90,000,000 shares authorized, no par value
16,618,188 shares issued and 16,528,197 outstanding as of June 30, 2015
16,550,324 shares issued and 16,465,621 outstanding as of December 31, 2014	96,865	96,121
Retained earnings	278,301	263,345
Accumulated other comprehensive income	2,722	3,830
Treasury stock, at cost (2015 - 89,991 shares, 2014 - 84,703 shares)	(2,213)	(2,000)
Total stockholders' equity	375,675	361,296
Noncontrolling interest	89	89
Total equity	375,764	361,385
Total liabilities and equity	$ 3,572,106	$ 3,443,284

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months and Six Months Ended June 30, 2015 and 2014
(in thousands except for share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 27,315	$ 26,270	$ 53,572	$ 51,604
Tax exempt	117	125	234	223
Interest and dividends on securities
Taxable	2,002	2,028	4,450	4,039
Tax exempt	842	816	1,671	1,635
Interest on short-term investments	14	11	27	19
Total interest income	30,290	29,250	59,954	57,520

Interest on deposits	3,930	3,335	7,578	6,522
Interest on borrowings
Short-term	35	104	95	255
Long-term	261	257	517	509
Total interest expense	4,226	3,696	8,190	7,286

NET INTEREST INCOME	26,064	25,554	51,764	50,234

Provision for loan losses	0	0	0	0

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	26,064	25,554	51,764	50,234

NONINTEREST INCOME
Wealth advisory fees	1,106	977	2,290	2,016
Investment brokerage fees	311	923	803	2,040
Service charges on deposit accounts	2,573	2,348	4,947	4,499
Loan, insurance and service fees	1,900	1,757	3,469	3,215
Merchant card fee income	431	380	847	730
Bank owned life insurance income	360	338	735	710
Other income	681	686	1,635	1,561
Mortgage banking income	351	179	740	244
Net securities gains	0	4	42	4
Total noninterest income	7,713	7,592	15,508	15,019

NONINTEREST EXPENSE
Salaries and employee benefits	9,444	9,467	19,167	19,454
Net occupancy expense	915	903	1,999	2,013
Equipment costs	913	761	1,829	1,534
Data processing fees and supplies	1,938	1,493	3,705	2,984
Corporate and business development	714	673	1,504	1,326
FDIC insurance and other regulatory fees	511	488	997	965
Professional fees	728	736	1,417	1,536
Other expense	1,578	1,563	3,024	3,062
Total noninterest expense	16,741	16,084	33,642	32,874

INCOME BEFORE INCOME TAX EXPENSE	17,036	17,062	33,630	32,379
Income tax expense	5,656	5,750	11,114	11,155
NET INCOME	$ 11,380	$ 11,312	$ 22,516	$ 21,224

BASIC WEIGHTED AVERAGE COMMON SHARES	16,611,974	16,536,112	16,601,189	16,524,079
BASIC EARNINGS PER COMMON SHARE	$ 0.69	$ 0.68	$ 1.36	$ 1.28
DILUTED WEIGHTED AVERAGE COMMON SHARES	16,820,052	16,739,069	16,795,907	16,729,479
DILUTED EARNINGS PER COMMON SHARE	$ 0.68	$ 0.68	$ 1.34	$ 1.27

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
SECOND QUARTER 2015
(unaudited in thousands)

	June 30,		March 31,		December 31,		June 30,
	2015		2015		2014		2014
Commercial and industrial loans:
Working capital lines of credit loans	$ 606,169	20.9%	$ 574,057	20.7%	$ 544,043	19.7%	$ 509,725	19.1%
Non-working capital loans	537,708	18.6	504,878	18.2	491,330	17.8	526,221	19.7
Total commercial and industrial loans	1,143,877	39.5	1,078,935	38.9	1,035,373	37.5	1,035,946	38.7

Commercial real estate and multi-family residential loans:
Construction and land development loans	152,292	5.3	151,065	5.4	156,636	5.7	166,671	6.2
Owner occupied loans	409,650	14.2	396,849	14.3	403,154	14.6	385,706	14.4
Nonowner occupied loans	399,583	13.8	399,842	14.4	394,458	14.3	406,691	15.2
Multifamily loans	90,175	3.1	94,327	3.4	71,811	2.6	58,955	2.2
Total commercial real estate and multi-family residential loans	1,051,700	36.3	1,042,083	37.6	1,026,059	37.1	1,018,023	38.1

Agri-business and agricultural loans:
Loans secured by farmland	156,001	5.4	119,934	4.3	137,407	5.0	122,515	4.6
Loans for agricultural production	95,327	3.3	96,307	3.5	136,380	4.9	90,164	3.4
Total agri-business and agricultural loans	251,328	8.7	216,241	7.8	273,787	9.9	212,679	8.0

Other commercial loans	82,247	2.8	82,478	3.0	75,715	2.7	72,097	2.7
Total commercial loans	2,529,152	87.4	2,419,737	87.3	2,410,934	87.3	2,338,745	87.5

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	148,977	5.1	145,289	5.2	145,167	5.3	138,773	5.2
Open end and junior lien loans	155,902	5.4	150,007	5.4	150,220	5.4	145,330	5.4
Residential construction and land development loans	8,821	0.3	8,666	0.3	6,742	0.2	7,114	0.3
Total consumer 1-4 family mortgage loans	313,700	10.8	303,962	11.0	302,129	10.9	291,217	10.9

Other consumer loans	50,813	1.8	48,733	1.8	49,541	1.8	43,907	1.6
Total consumer loans	364,513	12.6	352,695	12.7	351,670	12.7	335,124	12.5
Subtotal	2,893,665	100.0%	2,772,432	100.0%	2,762,604	100.0%	2,673,869	100.0%
Less: Allowance for loan losses	(44,816)		(45,677)		(46,262)		(45,605)
Net deferred loan fees	(203)		(219)		(284)		(542)
Loans, net	$2,848,646		$ 2,726,536		$2,716,058		$2,627,722